Exhibit 99.1

NEWS RELEASE	CONTACT:	Jason Korstange (952) 745-2755 www.tcfbank.com

TCF FINANCIAL CORPORATION   200 Lake Street East, Wayzata, MN 55391-1693

Cooper Returns to TCF as CEO

WAYZATA, MN, July 28, 2008 – TCF Financial Corporation’s (TCF) (NYSE: TCB) Board of Directors announced today the election of William A. Cooper as Chief Executive Officer (CEO).  Mr. Cooper will be returning to the CEO position effective immediately, replacing Mr. Lynn Nagorske who is retiring.  Mr. Cooper commented that “Lynn Nagorske has made great contributions to the success of TCF in his 22 years with the company and has successfully guided the bank in this most challenging economic environment.   He has earned the respect and admiration of our board, our management team and our employees and we wish him well.”

Mr. Cooper was Chairman and CEO of TCF Financial Corporation from 1985 through 2005.  He will continue to serve as Chairman of the board, in addition to his new position.

Mr. Cooper will make a statement and answer questions at 2:00 p.m. Central Time today, July 28th.  You can join the teleconference by dialing (800) 366-7449.

TCF is a Wayzata, Minnesota-based national financial holding company with $16.5 billion in total assets.  The company has 454 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona, providing retail and commercial banking services, and investments and insurance products.  TCF also conducts leasing and equipment finance business in all 50 states.

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